Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253290-01 on Form S-3 of our report dated February 17, 2023, relating to the financial statements of Kentucky Utilities Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Louisville, Kentucky
February 17, 2023